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                                                                   EXHIBIT 10.36


                                                                        12.10.99



                        INTERNET VIDEO LICENSE AGREEMENT

THIS AGREEMENT is made as of the 20th day of December, 1999 BETWEEN:

1. WARNER MUSIC GROUP INC. ("Warner") of 75 Rockefeller Plaza, New York, New York 10019; and

2. ARTISTdirect, INC. ("ADI") of 17835 Ventura Boulevard, Suite 310, Encino, California 91316.

BACKGROUND

A. WHEREAS, Warner, in order to promote the sale and distribution of phonorecords and audio-visual music products throughout the "Territory" (as hereinafter defined in subparagraph 1.01(o)), licenses the use of "Warner Videos" (as hereinafter defined in subparagraph 1.01(q)); and

B. WHEREAS, ADI intends to "Stream" (as hereinafter defined in subparagraph 1.01(l)) Warner Videos from "Licensed Music Sites" (as hereinafter defined in subparagraph 1.01(e)).

C. NOW THEREFORE, the parties hereto have agreed to the terms and conditions set forth below with respect to the non-exclusive use by ADI of Warner Videos on Licensed Music Sites.

THE PARTIES AGREE AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION

1.01     Definitions

         Unless defined elsewhere in this Agreement, capitalized terms shall have the meanings ascribed to them below:

(a) "ENDUSER DEVICE": any device (such as a computer or a Web TV) which is capable of receiving and playing/displaying the audio-visual output of a Streamed Video.

(b) "EXCERPT": means a continuous audio-visual portion of a Warner Video where no more than 30 seconds thereof may be accessed by the enduser or viewed by a viewer.

(c)      Intentionally deleted.



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(d)      "INTERNET": the wide area cooperative network of university, corporate, government and private computer networks communicating through Transmission Control Protocol/Internet Protocol which is commonly referred to as the Internet.

(e) "LICENSED MUSIC SITE": any Music Site which: (i) (A) is either wholly- or partially-owned by ADI; and (B) is wholly-programmed and operated by ADI; and (C) is prominently and exclusively branded with the tradename, trademark or logo of ADI; or (ii) (A) is operated and managed by ADI and (B) is subject to a comprehensive written web site agreement between ADI and a recording artist (or such recording artist's furnishing company) ("Artist") of the type which ADI typically enters into with recording artists as of the date hereof; provided, that such Artist is a recording artist then-currently signed to an exclusive recording agreement with affiliates of Warner, which such Music Site on a gratis basis (A) Streams Videos in a sequence designated by ADI on a continuous 24-hour, seven-day-a-week basis (i.e., as part of a "Pre-Programmed Stream") or (B) Streams particular Videos at the demand of an enduser (i.e., as part of an "On-Demand Stream"). Without limiting the foregoing, "Licensed Music Site" shall include all of those "pages" on a Music Site: (w) that constitute "home pages"; (x) that direct an enduser to a Video; (y) through which an enduser navigates in order to view a Video; or (z) from which an enduser can Stream a Video.

(f) "MASTER": a first generation color copy of the fully-edited titled and assembled electronic master of a Warner Video (a "Videotape Copy") or, at Warner's election, a copy of such electronic master digitized by Warner in a format compatible with ADI's technical requirements (a "Digitized Copy").

(g) "MUSIC SITE": a non-subscription, music audio-visual programming service which may be advertiser-supported, which: (i) is delivered over the Internet (which may also include delivery via broadband technology); (ii) is transmitted from fileservers exclusively located in the United States using Streaming technologies; (iii) uses English as the principal language spoken by hosts or used in textual, graphic or interstitial programming; and (iv) if such service transmitted digital audio data only, rather than digital audio-visual data (other than with respect to On-Demand Streams) would be subject to statutory licensing pursuant to Paragraph 2, Subsection d, Section 114 of title 17, United States Code (the "Digital Millennium Copyright Act").

(h) "ON-DEMAND STREAM FRACTION": a fraction, the numerator of which is that number of transmissions to an individual enduser of Warner Videos (in whole or in part) other than Excerpts on a particular Licensed Music Site as part of an On-Demand Stream and the denominator of which is that number of transmissions to an individual enduser of Videos (in whole or in part), including Warner Videos, on such particular Licensed Music Site as part of an On-Demand Stream, as determined in a calendar quarter.



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(i)      "ON-DEMAND STREAM RECEIPTS": gross advertising monies (or the monetary value of any non-monetary advertising consideration) actually received, directly or indirectly, by ADI or ADI's affiliates in connection with the page of a Licensed Music Site that provides an On-Demand Stream of one or more Warner Videos less any actual advertising agency or media sales fees directly related thereto.

(j) "PRE-PROGRAMMED STREAM FRACTION": a fraction, the numerator of which is that number of transmissions to an individual enduser of Warner Videos (in whole or in part) other than Excerpts on a particular Licensed Music Site as part of a Pre-Programmed Stream and the denominator of which is that number of transmissions to an individual enduser of Videos (in whole or in part), including Warner Videos, on such particular Licensed Music Site as part of a Pre-Programmed Stream, as determined in a calendar quarter.

(k) "PRE-PROGRAMMED STREAM RECEIPTS": gross advertising monies (or the monetary value of any non-monetary advertising consideration) actually received, directly or indirectly, by ADI or ADI's affiliates in connection with the page of a Licensed Music Site that provides a Pre-Programmed Stream of one or more Warner Videos less any actual advertising agency or media sales fees directly related thereto.

(l) "STREAM(s)(ed)(ing)": a public performance of any duration via the Internet that permits an enduser to view data contemporaneously with its reception by an Enduser Device in such a manner that the data is not copied, duplicated or stored in such Enduser Device except by way of temporary buffering.

(m) "TERM": shall commence on the date of this Agreement and end on December 31, 2001, unless sooner terminated as set forth herein.

(n)      "TERM YEAR": each separate, consecutive 12-month period of the Term.

(o)      "TERRITORY": worldwide.

(p) "VIDEO": an audio-visual work embodying the sound recording of a single musical composition in synchronization with visual images intended primarily for promotional use.

(q) "WARNER VIDEO": any Video with respect to which Warner has promotional exhibition rights in the Territory (a "Controlled Video") that Warner or any of Warner's wholly-owned US-based record company affiliates (the "Affiliates") wish to license to unaffiliated third parties for broadcast television exhibition or to unaffiliated third party Music Sites for Streaming, provided that the soundtrack of such Video is a duplicate of a sound recording owned or controlled for the Territory by Warner. Within sixty (60) days following the date of this Agreement, Warner shall provide ADI with a list of current Affiliates. "Warner Videos" shall not include: (i) any Videos commercially exhibited prior to the commencement of the Term; or (ii) any Video which is part of a long-form audio-visual program and is not distributed or licensed by Warner separately therefrom. Warner shall have the right to elect in Warner's sole discretion that Controlled Videos from up to [***]* albums released in any Term Year not become Warner Videos for the purposes of this Agreement until 90 days following the date which is the earlier of: (A) the date on which the Video is initially Streamed under Warner's authority by an unaffiliated third party; or (B) the date on which the Video is initially exhibited under Warner's authority on television in the US.

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* Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.



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1.02     Headings

         The headings used in this Agreement are for ease of reference only and shall have no effect on the interpretation or construction of this Agreement.

1.03     Plural/Singular/References

         The plural may include the singular and the singular may include the plural and this Agreement shall be interpreted in this regard as the context may require. References to paragraphs and subparagraphs are to paragraphs and subparagraphs of this Agreement, and references to any agreement or other instrument shall be deemed to include references to that agreement or other instrument as varied or replaced from time to time.

2.       GRANT OF RIGHTS

2.01     Duplication Rights

         During the Term, subject to the terms and conditions of this Agreement, Warner grants to ADI a non-exclusive license to digitally encode and duplicate Warner Videos in their entirety for duplication on ADI's fileservers for the sole purpose of producing programming containing Warner Videos for Streaming on Licensed Music Sites.

2.02     Streaming Right

         Subject to the terms and conditions of this Agreement and any contractual restrictions imposed upon Warner in connection with Warner Videos of which Warner has advised ADI in writing with reasonable advance notice, during the Term Warner grants to ADI a non-exclusive license: (a) to permit endusers to access via Streaming Warner Videos in their entirety as part of a Pre-Programmed Stream on a Licensed Music Site; and (b) to permit endusers to access via Streaming Warner Videos in their entirety as part of an On-Demand Stream on a Licensed Music Site; provided, however, that endusers shall not be able to Stream more than one Warner Video at a time as part of a continuous transmission (i.e., endusers shall not be able to Stream a series of Warner Videos as part of one continuous transmission). Continuously during the Streaming of any Warner Video as part of an On-Demand Stream and in a space that is "above the fold," near or adjacent to, and on the same page as such Warner Video, ADI shall, at ADI's sole cost and expense, provide a button permitting an enduser "one-click" access to the "home page" for the applicable Affiliates' official site of the applicable artist (or, if the artist does not have an official site, the "home page" for the official site of the applicable Affiliate that is the artist's record company), provided that Warner delivers to ADI, prior to or no later than Warner's delivery of the applicable Warner Video, the foregoing "home



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         page" information. If other links are provided to third-party sites for the same artist, then the Affiliate's link shall be the first listed and the most prominent.

2.03     Advertising and Promotion

         Subject to the terms and conditions of this Agreement and any contractual restrictions imposed upon Warner in connection with Warner Videos of which Warner has advised ADI in writing, during the Term, ADI may utilize Excerpts in any and all media to advertise, promote and publicize the exhibition of Warner Videos on the Licensed Music Sites; provided, however, that, without Warner's written consent, no more than one Excerpt per artist may be used for such purpose.

2.04     Names and Likenesses

         Subject to the terms and conditions of this Agreement and any contractual restrictions imposed upon Warner in connection with Warner Videos of which Warner has advised ADI in writing with reasonable advance notice, during the Term, ADI may use the name and Warner-approved or -supplied likenesses, such approval not to be unreasonably withheld or delayed, of such artist for the purposes of advertising, promoting or publicizing the Streaming by ADI of such Warner Video on the applicable Licensed Music Site, but not in a manner which implies an endorsement of any service (including, without limitation, Licensed Music Sites) or product without Warner's prior consent.

2.05     Reservation of Rights

(a) As between Warner and ADI, Warner retains all ownership rights in Masters and Warner Videos including, without limitation, all copyrights and trademarks in Masters and Warner Videos; provided, however, that neither Warner nor the Affiliates shall use in any manner any Digitized Copy of a Warner Video created by or at the direction of ADI, unless Warner or an Affiliate has made payment therefor in accordance with paragraph 4.01.

(b) ADI shall not have any rights in Warner Videos other than as expressly provided in this Agreement.

2.06     Withdrawal Rights

         ADI agrees that ADI's rights to Stream any Warner Video may be terminated by Warner upon one week's prior written notice to ADI if any of the following conditions are met:

(a) If the respective Affiliate, in the respective Affiliate's good faith business judgment believes that such termination is necessary for significant artist relations purposes; or



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(b)       If the respective Affiliate's rights in the Warner Video terminate; or

(c) If the respective Affiliate is notified or otherwise becomes aware of an apparently bona fide third-party claim that the transmission of the Warner Video infringes rights owned by others.

3.       PROHIBITIONS ON ADI

         ADI shall only have the right to exploit or use Warner Videos as specifically authorized in Paragraph 2 of this Agreement, or as otherwise agreed to by Warner in writing in its sole discretion, and may not exploit or use Warner Videos in any other manner. Without limiting the foregoing, unless Warner agrees otherwise in writing, during the Term, neither ADI nor any party acting on behalf of ADI shall, directly or indirectly:

(a) copy or duplicate any Warner Video except as ADI may reasonably require to exercise ADI's rights under this Agreement;

(b) Stream (or encode to permit the Streaming of) the audio portion of any Warner Video at a transmission rate greater than [***]* or the video portion of any Warner Video at a transmission rate greater than [***]*;

(c) Stream the soundtrack of any Warner Video separately from the visual portion thereof;

(d) Stream the visual portion of any Warner Video separately from the soundtrack thereof, except to the extent that ADI uses only the visual portion of an Excerpt to exercise ADI's rights under subparagraph 2.03 above without any soundtrack whatsoever;

(e) Stream any Warner Video other than in conjunction with the sequence of images originally synchronized with the sound recording included thereon;

(f)      Stream any Warner Video on a "pay-per-view" or "pay-per-play" basis;

(g) exhibit any advertisement or commercial of any nature during or associated with the Streaming of any Warner Video in a manner which reasonably implies an endorsement by the artist whose performances are contained on such Warner Video;

(h) license or authorize a third party (whether or not affiliated with ADI) to "deep link" to a non-Licensed Music Site for the purpose of Streaming a Warner Video; or

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* Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.



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(i)      except as expressly set forth in Paragraph 5, edit or otherwise alter any Warner Video, including, without limitation, the deletion or erasing of any signal now or hereafter contained therein to facilitate the automatic identification and/or logging of Warner Videos so Streamed and/or to restrict the reproduction of Warner Videos so Streamed (a "Protective Signal").

         Should ADI become aware that any party (whether or not acting on behalf of ADI) is circumventing the provisions of this Paragraph 3 (a "Circumvention Event"), ADI shall promptly notify Warner in writing thereof and ADI shall, at ADI's sole cost and expense, use ADI's commercially reasonable efforts to prevent such circumvention.

4.       WARNER VIDEOS

4.01     Servicing of Masters

         In respect of each Warner Video, Warner shall make a Master available to ADI for collection at ADI's expense, no later than the date Warner or an Affiliate makes the applicable Warner Video available for delivery to other unaffiliated third parties. Should Warner provide ADI with a Master in Videotape Copy form, ADI shall provide Warner, at Warner's request, with a Digitized Copy of such Master provided that Warner pays ADI's actual duplication and shipping expenses in connection therewith.

4.02     Treatment of Warner Videos and Masters

         ADI shall:

(a) maintain all Masters and all copies of Masters on ADI's premises and safeguard the same from any loss, damage, theft, unauthorized use, copying, storage or duplication by others;

(b) be solely responsible for any loss, theft or damage to Masters and copies of Masters in their possession and any unauthorized use, copying, storage or duplication by others thereof; and

(c) upon the expiration of the Term or termination of this Agreement, at Warner's election, ADI shall either: (i) (A) to the extent that Warner made Digitized Copies of any Masters and provided them to ADI hereunder, return all such Masters and copies of such Masters to Warner at ADI's expense; (B) to the extent that ADI made Digitized Copies of any Masters hereunder, but has not provided Digitized Copies of such Masters to Warner pursuant to subparagraph 4.01 above, return all such Masters and copies of such Masters to Warner and Warner shall pay ADI's actual duplication and shipping expenses; and (C) to the extent that ADI made Digitized Copies of any Masters hereunder and has provided Digitized Copies of such Masters to Warner pursuant to subparagraph
         4.01 above, return all such Masters and copies of such Masters to Warner at



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         ADI's expense; or (ii) or destroy all Masters and all copies of Masters at ADI's sole cost and expense, and provide Warner with a written affidavit verifying such destruction.

5.       ADI'S UNDERTAKINGS

         During the Term, ADI shall have the obligation, at ADI's sole cost and expense:

(a) to exhibit the following information continuously during the Streaming of each Warner Video in a space adjacent to the Warner Video, provided that Warner submits such information to ADI in a timely manner:

         (i)   the title of the musical composition on the Warner Video;

         (ii) the title of the record or home video that includes the performance of the musical composition contained in the Warner Video;

         (iii) the name of the artist performing the musical composition contained in the Warner Video;

         (iv)  the name of the record company and the URL of its "home page";
               and

         (v) the name of the motion picture, if any, from which the Warner Video is derived.

(b) to obtain public performance rights licenses, if necessary, covering the performance of the musical compositions in Warner Videos; and

(c) to transmit as part of each Warner Video Streamed on Licensed Music Sites any Protective Signal contained in the Warner Videos; provided, however, that the transmission of such Protective Signal does not represent a recurrent and unreasonable cost to ADI and in no way leads to the deterioration of Streaming quality of Warner Videos.

6.       WARNER'S UNDERTAKINGS

         Warner shall deliver to ADI, at Warner's expense (where available and reasonably contemporaneously with the delivery of the relevant Masters) artwork, promotional material, biographical material and other information in relation to Warner Videos and the relevant artists, to be used by ADI solely for promotional purposes on Licensed Music Sites.

7.       COMPENSATION



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7.01     Royalties

         ADI shall pay to Warner royalties equal to:  [***]*.

7.02     Banner Ads


         ADI shall make "Banner Ads" (the "Banner Ads") available to Warner at ADI's standard rate card cost therefor, or at such other rate as the parties shall mutually agree.


8.       ACCOUNTING AND PAYMENTS; MARKET RESEARCH

8.01     Accounting

         Within 30 days following each calendar quarter of the Term, ADI shall account for and pay to Warner any royalties payable in respect of such quarter and shall furnish to Warner a statement setting forth:

(a) a listing of all Warner Videos Streamed on each Licensed Music Site during such quarter;

(b) the number of Warner Videos Streamed on each Licensed Music Site as compared to the total number of Videos Streamed on each such Licensed Music Site during such quarter;

(c) Pre-Programmed Stream Receipts and On-Demand Stream Receipts for such quarter and the sources thereof;

(d) the number of times that Warner Videos were Streamed on each Licensed Music Site as compared to the total number of times that Videos were Streamed on each such Licensed Music Site during such quarter;

(e) the number of "pageviews" of the Banner Ads during such quarter and the number of "clickthroughs" from the Banner Ads to URLs designated by Warner during such quarter.

         ADI shall also furnish Warner with the information described in subparagraphs 8.01(a), (b) and (d) on a weekly basis within 10 days following the end of each week during the Term.

8.02     Audit Rights

(a) ADI shall keep complete and accurate books and records of account relating to the Streaming of Warner Videos and Videos maintained to a standard sufficient to enable an audit trail to be established.

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confidential redacted portion has been omitted and filed separately with the
Securities and Exchange Commission.



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(b)      Warner shall have the right during the Term and during the two-year period following the termination or expiration of the Term, at Warner's sole cost and expense, to have a certified public accountant inspect ADI's books and records no more than once during any year. This inspection shall take place at ADI's office, during normal business hours on not less than 30 days' written notice. The auditor appointed by Warner may inspect and take copies of the books and records of ADI solely for the purpose of verifying the calculation of royalties accruing to Warner under this Agreement and verifying ADI's compliance with Paragraph 7.

(c) Each statement rendered under this Agreement shall be deemed final and binding upon Warner as an account stated and shall not be subject to any claim or objection by Warner unless Warner notifies ADI of Warner's objection to the applicable statement, stating the basis thereof in reasonable detail within three (3) years after the date such statement was rendered to Warner hereunder.

8.03     Market Research

         ADI and Warner shall cooperate with each other in conducting market research, at Warner's sole cost and expense, designed to determine the effect of the Licensed Music Sites on consumer awareness of artists featured in Warner Videos and sales of such artist's records. ADI and Warner shall use the results of such research for internal purposes only. Such market research shall be subject to the approval of any applicable artists (but only if required by written agreement between ADI and such artist) and shall be subject to the published privacy policy of the applicable Licensed Music Site (if any).

9.       WARRANTIES AND INDEMNITY

9.01     ADI's Warranties

         ADI represents and warrants that:

(a) ADI has full right and authority to enter into and to fulfill all of ADI's obligations under this Agreement; and

(b) ADI shall comply with all licenses, laws and regulations relating to its maintenance and transmission of Licensed Music Sites.

9.02     Warner's Warranties

(a) Warner represents and warrants that Warner has the right to enter into and fulfill all of Warner's obligations under this Agreement; and

(b) Warner makes no representation or warranty whatsoever with respect to the non-dramatic performing rights in the musical compositions embodied in the Warner Videos.



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9.03     Indemnity

(a) ADI does hereby indemnify, save and hold harmless Warner and Warner's subsidiaries, affiliates, licensees, assigns, officers and employees from any and all loss and damage (including, without limitation, reasonable fees and disbursements of counsel incurred by Warner in any action or proceeding between ADI and Warner or between Warner and any third party or otherwise) arising out of or connected with any claim or act or omission by ADI which is inconsistent with any of the representations or agreements made by ADI in this Agreement or any breach of ADI's obligations hereunder or any unauthorized use by ADI or any party acting on behalf of ADI of Masters or Warner Videos in connection with the advertising, promotion or publicity of each Warner Video or the name or likeness of any artist who rendered services in connection with such Warner Videos. Warner shall have the right at all times, in Warner's sole discretion and at Warner's sole cost and expense, to retain or resume control of the conduct relative to the defense of any claim to which the foregoing indemnity applies. The foregoing indemnity shall be limited to claims reduced to judgment or settled with ADI's prior written consent not to be unreasonably withheld.

(b) Warner does hereby indemnify, save and hold harmless ADI and ADI's subsidiaries, affiliates, licensees, assigns, officers and employees from any and all loss and damage (including, without limitation, reasonable fees and disbursements of counsel incurred by ADI in any action or proceeding between ADI and Warner or between ADI and any third party or otherwise) arising out of our connected with any claim or act or omission by Warner which is inconsistent with any of the representations or agreements made by Warner in this Agreement or any breach of its obligations hereunder or any claim that any Warner Video or the content thereof violates the rights of any third party, including, without limitation, libel, slander, defamation, copyright, trademark, and rights of privacy and publicity. ADI shall have the right at all times, in ADI's sole discretion and at ADI's sole cost and expense, to retain or resume control of the conduct relative to the defense of any claim to which the foregoing indemnity applies. The foregoing indemnity shall be limited to claims reduced to judgment or settled with Warner's prior written consent not to be unreasonably withheld.

(c) The indemnitor shall give the indemnitee prompt written notice of any claim to which the foregoing indemnity applies, and the indemnitor shall have the right to participate in the defense of any such claim through counsel of the indemnitor's own choice and at the indemnitor's cost and expense.

10.      TERMINATION

10.01    Warner's Termination Rights



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         Warner may terminate this Agreement immediately by written notice to
         ADI if, at any time during the Term:

(a) ADI goes in liquidation, receivership or administration or becomes bankrupt, makes any arrangement for the benefit of ADI's creditors or has a receiver appointed for any of ADI's assets; provided, that if such proceeding is involuntary, then Warner shall not have the right to terminate the Term unless such proceeding is not dismissed within 90 days of the filing thereof;

(b)      ADI breaches any material term or provision of this Agreement;

(c) the Licensed Music Sites cease, except for any instance of force majeure, to be transmitted for a continuous period of 10 days; or

(d) if ADI does not succeed in preventing a Circumvention Event within 60 days following ADI's becoming aware thereof;

         provided, in the case of any event set forth in subparagraph (b) above, Warner shall have given ADI written notice of such event and ADI shall have failed to cure same within 30 days after ADI's receipt of such notice (or 10 business days if the event is ADI's failure to pay Warner a sum certain).

10.02    ADI's Termination Rights

         ADI may terminate this Agreement immediately by written notice to Warner if: (a) at any time during the Term, Warner goes into liquidation, receivership or administration or becomes bankrupt, makes any arrangement for the benefit of Warner's creditors or has a receiver appointed for any of Warner's assets; provided, that if such proceeding is involuntary, then ADI shall not have the right to terminate the Term unless such proceeding is not dismissed within 90 days of the filing thereof; or (b) if Warner or an Affiliate breaches any material term or provision of this Agreement and fails to cure such breach within 30 days after ADI's written notice to Warner of such breach.

11.      PROCEDURE UPON TERMINATION

         Upon the expiration or termination of this Agreement:

(a)      ADI shall cease the Streaming of Warner Videos on Licensed Music Sites;

(b) ADI shall perform in accordance with the provisions of subparagraph 4.02(c); and

(c) should ADI terminate this Agreement pursuant to subparagraph 10.02 above, ADI shall have no further obligations to Warner and Warner shall have no further obligations to ADI.



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12.      MISCELLANEOUS

12.01    Relationship of the Parties

         In performing its obligations under this Agreement, each of the parties hereto shall be deemed an independent contractor, and nothing in this Agreement shall in any way constitute either party, or any of such party's officer or directors, an agent or employee of the other party and this Agreement shall not be deemed to constitute a partnership, joint venture or contract of employment between the parties.

12.02    Service of Notices

         Any notice which either party hereto may desire to give or which is required under the terms of this Agreement shall be given in writing by registered or certified mail, return receipt requested, or by telefax or by personal service (in all cases, all charges prepaid) to ADI at the address first noted in the preamble to this Agreement, Attn: Chief Financial Officer, or to such other address to which ADI notifies Warner in writing, with copies to Lenard & Gonzalez, LLP, 1900 Avenue of the Stars, 25th Floor, Los Angles, California 90067, Attn: Allen D. Lenard, Esq., and to Warner to the address first noted in the preamble to this Agreement, Attn: General Counsel. In the event any such notice is given by mail, such notice shall be deemed to be given on the date five business days following the date of such mailing. In the event any such notice is given by personal delivery, such notice shall be deemed to be given on the date personal delivery is made.

12.03    Confidentiality/Press Announcements

         Neither ADI nor Warner nor their respective affiliates may disclose to any third party (other than each party's employees and professional advisors, in their capacity as such) any information regarding the terms and conditions of this Agreement without the prior written consent of the other party except:

(a) to the extent necessary to comply with the law or the legal process of a court of competent jurisdiction or in administrative proceedings, in which event the party making such disclosure must use its commercially reasonable efforts to procure confidential treatment of such information;

(b) as part of its normal reporting or review procedure to its parent companies, its auditors and its attorneys, provided that ADI and Warner inform these parties of the provisions of this subparagraph 12.03;

(c) to the extent necessary to comply with Warner's contractual obligations to third parties;

(d)      to make press announcements approved in writing by both of the parties;
         and



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

(e) to the extent such terms become public through no breach by either party of this subparagraph 12.03.

         In addition to the foregoing, ADI shall not disclose to any third party (other than to ADI's employees, in their capacity as such): (i) the identity of the Warner Videos Streamed on a Licensed Music Site; (ii) the number of Warner Videos Streamed on a Licensed Music Site; or (iii) the number of times that any Warner Video was Streamed on a Licensed Music Site.

12.04    Assignment/Sublicense

         Warner may not assign, sublicense or effectively assign or sublicense Warner's rights or obligations under this Agreement except to an affiliated or associated company or to a person or entity acquiring all or substantially all of the stock or assets of Warner and subject to the assignee assuming Warner's obligations hereunder. ADI may not assign, sublicense or effectively assign or sublicense any of ADI's rights or obligations under this Agreement to any party. For the avoidance of doubt, ADI may not syndicate ADI's programming containing Warner Videos.

12.05    No Waiver

         No failure to exercise or delay in exercising any right, power or privilege under this Agreement by either party shall operate as a waiver of that right, power or privilege. Similarly, a single or partial exercise of any right, power or privilege by either party shall not preclude any other or further exercise of that right, power or privilege.

12.06    Remedies Cumulative/Severability

         The rights and remedies contained in this Agreement are cumulative and are not exclusive of any rights and remedies provided by law, in equity or otherwise. If any provision of this Agreement is prohibited by or contravenes any applicable law, or is held by any court of competent jurisdiction or any other legally constituted body having jurisdiction to make this determination to be void, unlawful or unenforceable then that provision shall be severed from the Agreement and rendered ineffective, as far as possible, without modifying the remaining provisions of this Agreement.

12.07    Entire Agreement/Amendments/Counterparts

         This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes any prior agreement or negotiation between the parties on the subject matter of this Agreement. There are no representations, agreements or understandings, oral or written, between the parties relating to the subject matter of this Agreement which are not fully



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

         expressed in this Agreement. No amendment, termination, waiver, discharge or modification of this Agreement shall be effective unless it is in writing and is signed by an authorized signatory of both Warner and ADI. This Agreement may be executed in one or more counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall be deemed one Agreement.

12.08    Litigation

         ADI shall notify Warner if ADI becomes aware of any unauthorized dealing by any third party in any Warner Videos or in Licensed Music Sites, and shall cooperate fully, at Warner's cost, in any dispute relating to Warner's rights in Masters and Warner Videos as well as Warner's rights under this Agreement. Warner, after written notice to ADI, may, at Warner's sole cost and expense, act in the name of ADI and Warner to protect Warner's rights under this Agreement and ADI appoints Warner ADI's attorney-in-fact to do this; provided, however, that Warner shall not be permitted to execute any document on behalf of ADI without first affording ADI a reasonable opportunity to execute such document itself. If Warner acts on ADI's behalf as permitted herein, Warner shall keep ADI informed on a current basis of such acts and all proceedings relating thereto.

12.09    Governing Law

         This agreement has been entered into in the state of New York, and the validity, interpretation and the laws of the state of New York shall govern the legal effect of this Agreement. The New York courts (state and federal), only, shall have jurisdiction of any controversies regarding this Agreement; any action or other proceeding which involves such a controversy shall be brought in these courts, in New York County, and not elsewhere. Any process in any such action or proceeding may, among other methods, be served upon ADI or Warner, as applicable, by delivering it or mailing it, by registered or certified mail, return receipt requested, directed to the address first above written. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the state of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ACCEPTED AND AGREED:

WARNER MUSIC GROUP INC.                     ARTISTdirect, INC.


By: /s/ PAUL VIDICH                         By:  /s/ MARC P. GEIGER
   ------------------------------               ---------------------------
Name: Paul Vidich                           Name: Marc P. Geiger
Title: Executive Vice President             Title: CEO



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